Exhibit 4.3


                                   EXHIBIT B

                              AMENDED AND RESTATED
                               SECURITY AGREEMENT

         THIS AMENDED AND RESTATED SECURITY AGREEMENT, dated as of the 9th day of August, 2006 (the "Security Agreement"), is made by and among Affinity Technology Group, Inc., a Delaware corporation (the "Company"), whose address is 8807-A Two Notch Road, Columbia, South Carolina 29233, and each of the investors identified on Schedule 1 attached hereto as it may hereafter be amended from time to time (collectively, the "Purchasers").

         WHEREAS, the Company has entered into a Convertible Note Purchase Agreement, dated as of June 3, 2002, as amended (the "Original Note Purchase Agreement"), by and among the Company and the investors named therein (the "Original Investors"), pursuant to which the Company has issued and sold an aggregate of $1,575,336 principal amount of its 8% convertible secured notes (the "Old Notes"), including Old Notes with a principal amount of $536,336 that have been converted into shares of the common stock, par value $.0001 per share, of the Company; and

         WHEREAS, the obligations under the Old Notes issued from time to time under the Original Note Purchase Agreement are secured by a security interest in the Company's equity interest in decisioning.com, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("decisioning.com"), pursuant to the Security Agreement, dated as of June 3, 2002, between the Company and the Original Investors (the "Original Security Agreement"); and

         WHEREAS, the Company and the Purchasers have entered into an Amended and Restated Convertible Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), pursuant to which: (i) the Original Note Purchase Agreement was amended and restated in its entirety; (ii) the Company amended the Old Notes by issuing to the Original Investors new 8% convertible secured notes (the "Notes") due in August 8, 2008 in exchange for the Old Notes (including all interest accrued thereon); and (iii) the Company was authorized to issue Notes having an aggregate principal amount of $5,000,000 (including the Notes issued to the Original Investors in exchange for the Old Notes); and

         WHEREAS, in connection with the Note Purchase Agreement, the Company and the Purchasers desire to enter into this Agreement to amend and restate the Original Security Agreement in its entirety and to evidence that the Company has granted to the Purchasers a security interest in the Collateral (as defined below);

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree for themselves and their successors and assigns as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 For purposes of this Security Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meanings set forth below:

         "Collateral" shall mean, collectively, the Company's interest in all issued and outstanding shares (the "Shares") of common stock, par value $.001 per share, of decisioning.com, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the "Subsidiary"), together with all (a) certificates, instruments and entries upon the books of the Subsidiary evidencing the foregoing, (b) rights to receive interest, dividends, distributions, returns of capital and other amounts in respect thereof, (c) additional stock, warrants, options, securities, interests and other property from time to time paid or payable or distributed and/or distributable in respect thereof, and (d) all proceeds of any of the foregoing. For purposes of this Security Agreement, the term "proceeds" shall mean and include all cash, securities and other property of any nature received or receivable upon the sale, exchange or other disposition of any Collateral, together with distributions in respect of any Collateral, including pursuant to any liquidation, reorganization or similar proceeding with respect to the Company or the Subsidiary.

         "Collateral Agent" shall mean John Haas, a resident of Columbia, South Carolina, and a Purchaser under the Note Purchase Agreement.

         "Event of Default" shall have the meaning given to such term in the Notes.

         "Obligations"   shall  mean  the  Company's   indebtedness   and  other
obligations under the Notes issued from time to time pursuant to the Note Purchase Agreement.

         1.2 All terms in this Security Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code of South Carolina to the extent the same are used or defined therein.

                                   ARTICLE II

                          CREATION OF SECURITY INTEREST

         2.1 To secure the prompt payment and other performance of the Obligations under the Notes as issued from time to time under the Note Purchase Agreement, the Company hereby grants, pledges, assigns and delivers to the Collateral Agent, for the ratable benefit of the Purchasers, a security interest in the Collateral.

         2.2 The Company shall execute and deliver to the Collateral Agent, concurrent with the execution of this Security Agreement, (a) all certificates evidencing the Collateral, together with the endorsement of the Company and undated stock powers or other necessary instruments of transfer or assignment, duly executed in blank, (b) all related UCC financing statements, and (c) all other documents or instruments as may, from time to time, be reasonably necessary to fully carry out the intent of this Security Agreement in order to perfect and maintain the security interest and lien created hereunder, as a legal, valid, and binding security interest and lien upon the Collateral.

         2.3 The Company does hereby irrevocably make, constitute and appoint the Collateral Agent as the true and lawful attorney of the Company with power to, upon the occurrence and during the continuance of an Event of Default, take or bring at the Company's cost, in the Company's name or in the name of the Purchasers, all steps, actions and suits deemed by the Collateral Agent and the Purchasers to be necessary or desirable to effect foreclosure on, and collections of, the Collateral. This power, being coupled with an interest, is irrevocable so long as any of the Obligations remain unpaid.

         2.4 Neither the Purchasers or the Collateral Agent nor their respective attorneys will be liable for any act or omission or for any error of judgment or mistake of fact unless such act, omission, error or mistake shall occur as a result of the willful misconduct of such persons.

                                   ARTICLE III

                         APPOINTMENT OF COLLATERAL AGENT

         3.1 Without in any way limiting the rights of the Purchasers hereunder or otherwise, the Purchasers hereby appoint the Collateral Agent to hold the Collateral and any and all certificates evidencing the Collateral for the ratable benefit of all Purchasers hereunder. The Collateral Agent hereby accepts such appointment and agrees to hold the Collateral and such certificates for the ratable benefit of all Purchasers.

                                   ARTICLE IV

                         PRIORITY OF SECURITY INTERESTS

         4.1 The Company represents and warrants that as to those assets for which perfection may be accomplished by filing under the UCC, the security interests granted to the Collateral Agent for the ratable benefit of the Purchasers hereunder, when properly perfected by filing, shall constitute at all times a valid and perfected security interest in and upon the Collateral vested in the Collateral Agent for the ratable benefit of the Purchasers. The Company further warrants and represents that the security interests in the Collateral granted hereunder are not and hereinafter shall not become subordinate or junior to any other security interests, liens or claims in the Collateral.

                                    ARTICLE V

                            COVENANTS OF THE COMPANY

         5.1 So long as no Event of Default shall have occurred and be continuing, the Company may, in any lawful manner not inconsistent with the provisions of this Security Agreement and the Note Purchase Agreement, use, control and manage the Collateral in the operation of its business, and receive and use the income, revenue and profits arising therefrom and the proceeds thereof, in the same manner and with the same effect as if this Security Agreement had not been made; provided, however, that without the written consent of the Purchasers holding at least a majority of the aggregate principal balance of all Notes then outstanding, the Company will not sell, assign or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the security interest created in favor of the Collateral Agent hereunder and except as may be otherwise expressly permitted in accordance with the terms of this Security Agreement and the Note Purchase Agreement.

         5.2 So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to exercise all voting rights pertaining to the Shares, and for that purpose the Collateral Agent will execute and deliver or cause to be executed and delivered to the Company all such proxies and other instruments as the Company may reasonably request in writing to enable the Company to exercise such voting rights; provided, however, that the Company will not cast any vote, give any consent, waiver or ratification, or take or fail to take any action in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Security Agreement or the Note Purchase Agreement, or have the effect of impairing the position or interests of the Collateral Agent or any Purchaser.

         5.3 So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), and except as provided otherwise herein, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Shares may be paid to and retained by the Company; provided, however, that all such interest, income, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default, be paid to the Collateral Agent for the ratable benefit of all the Purchasers and retained by it as part of the Collateral. The Collateral Agent shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive directly, and to retain as part of the Collateral, (a) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of the Shares in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the Subsidiary to the extent representing an extraordinary, liquidating or other distribution in return of capital, (b) all additional equity interests or other securities or property (other than cash) paid or payable or distributed or distributable in respect of the Shares in connection with any noncash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or similar rearrangement, and (c) without affecting any restrictions against such actions contained in this Security Agreement, all additional capital stock, equity interests or other securities or property (including cash) paid or payable or distributed or distributable in respect of the Shares in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by the Company in violation of the provisions of this Section shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Company and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements).

         5.4 If the Company shall, at any time and from time to time after the date hereof, acquire any additional capital stock or other equity interests in the Subsidiary, the same shall be automatically deemed to be Collateral and to be pledged to the Collateral Agent pursuant to Section 2.1, and the Company will forthwith pledge and deposit the same with the Collateral Agent for the ratable benefit of the Purchasers and deliver to the Collateral Agent any certificates or instruments therefor, together with the endorsement of the Company and undated stock powers or other necessary instruments of transfer or assignment, duly executed in blank, to the Collateral Agent for the ratable benefit of the Purchasers, together with such other certificates and instruments as the Collateral Agent may reasonably request (including UCC financing statements or appropriate amendments thereto).

         5.5 Unless the Company shall have obtained the written consent of the Purchasers holding at least a majority of the aggregate principal balance of all Notes then outstanding:

         (a) The Company will cause the Shares pledged by it hereunder to constitute at all times 100% of the outstanding capital and equity interests in the Subsidiary, such that the Subsidiary shall be a wholly-owned subsidiary of the Company; and

         (b) The Company will not cause or permit the Subsidiary to issue or sell any new capital stock in the Subsidiary, any warrants, options or rights to acquire any such capital stock, or other equity interests in the Subsidiary of any nature to any person, firm or entity other than the Company, or cause, permit or consent to the admission of any other person, firm or entity as a stockholder, partner or member of the Subsidiary.

                                   ARTICLE VI

                                     DEFAULT

         6.1 Subject to the immediately succeeding sentence, if an Event of Default shall have occurred and be continuing, the Purchasers shall have, in addition to any other rights and remedies contained in this Security Agreement, all the rights and remedies of a secured party under the Uniform Commercial Code, and all other rights and remedies provided by law, all of which shall be cumulative to the extent permitted by law. Upon the occurrence of an Event of Default and at any time thereafter if such or any other Event of Default shall then be continuing, the Purchasers, acting by the written consent of the Purchasers holding at least two-thirds of the aggregate principal balance of all Notes then outstanding, shall have the right without further notice to the Company to settle, compromise or release, in whole or in part, any amounts owing on the Collateral, to prosecute any action, suit or proceeding with respect to the Collateral, to sell, assign and deliver the Collateral (or any part thereof), at public or private sale, at broker's board, for cash, upon credit or otherwise, at the Purchasers' sole option and discretion and the Purchasers may bid or become purchasers at any such sale, if public, free from any right of redemption, which is hereby expressly waived. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied by the Purchasers to the payment of the Obligations in such order as the Purchasers may elect, and the Company shall remain liable to the Purchasers for any deficiency, together with interest thereon at the rate provided in the Notes, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, attorneys' fees, expenses and disbursements.

         6.2 If at any time or times hereafter the Purchasers or the Collateral Agent employ counsel for advice with respect to this Security Agreement, or to intervene, file a petition, answer, motion or other pleading in any suit or proceeding relating to this Security Agreement or relating to any Collateral, or to protect, take possession of, or liquidate any Collateral, or to attempt to enforce any security interest or lien in any Collateral, or to represent the Purchasers in any pending or threatened litigation with respect to the affairs of the Company in any way relating to any of the Collateral or to the Obligations or to enforce any rights of the Purchasers or liabilities of the Company, account debtors, or any other person, firm or corporation which may be obligated to the Purchasers by virtue of this Security Agreement or any instrument or document now or hereafter delivered to the Purchasers by or for the benefit of the Company, then in any of such events, all of the attorneys' fees arising from such services, and any expenses, costs and charges relating thereto, shall become a part of the Obligations secured by the Collateral payable on demand.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 The laws of the State of South Carolina shall govern this Security Agreement.

         7.2 All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon receipt, if delivered personally or by fax, or (b) three (3) days after deposit in the United States mails with postage prepaid, and addressed to the party to be notified as provided above, if sent by mail.

         7.3 Except as otherwise expressly provided herein, any term of this Security Agreement may be amended and the observance of any term of this Security Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Purchasers holding at least a majority of the principal amount of all Notes then outstanding.

         7.4 The terms and conditions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties. Nothing in this Security Agreement, express or implied, is intended to confer upon any third party any rights, obligations or liabilities under or by reason of this Security Agreement, except as expressly provided in this Security Agreement.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

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



         IN WITNESS WHEREOF, this Security Agreement has been executed as of the day and year first above written.



THE COMPANY:                  AFFINITY TECHNOLOGY GROUP, INC.,
                                a Delaware corporation


                              By:
                              ----------------------------------------------
                              Joseph A. Boyle
                              President and Chief Executive Officer




             [SIGNATURE PAGES FOR THE PURCHASERS FOLLOW THIS PAGE.]


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



                            PURCHASER SIGNATURE PAGE


Principal Amount of
  Note Purchased:  $__________                     (Name of Purchaser)


                                            By:
                                            ---------------------------
                                            Name:
                                            ---------------------------
                                            Title:
                                            ---------------------------

3


                                   Schedule 1

Name and Address     Principal Amount
 of Purchaser       of Note Acquired      Purchase Price      Maturity Date
 ------------       ----------------      --------------      -------------